Carolina Financial Corporation Reports Results for Fourth Quarter of 2018

NEWS RELEASE – For Release January 24, 2019 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. January 24, 2019 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the fourth quarter of 2018.

Financial highlights at and for the three months ended December 31, 2018, include:

•	Net income for Q4 2018 increased 144.0% to $15.4 million, or $0.68 per diluted share, from $6.3 million, or $0.33 per diluted share for Q4 2017.
•	Operating earnings for Q4 2018, which exclude certain non-operating income and expenses, increased 52.1% to $16.9 million, or $0.75 per diluted share, from $11.1 million, or $0.57 per diluted share, for Q4 2017.
•	Operating earnings for Q4 2018 have been adjusted to eliminate the following significant items:
o	The fair value loss on interest rate swaps of $2.2 million due to the impact of falling long-term interest rates during the quarter on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. The Company uses standalone interest rate swaps to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities including duration mismatches, which includes securities. The balance sheet fair value of securities increased $4.1 million at the end of Q4 2018 compared to Q3 2018.
o	The gain on sale of securities of $346,000.
•	Performance ratios Q4 2018 compared to Q4 2017:
o	Return on average assets was 1.67% compared to 0.83%.
o	Operating return on average assets was 1.83% compared to 1.46%.
o	Return on average tangible equity was 14.53% compared to 8.78%.
o	Operating return on average tangible equity was 15.92% compared to 15.44%.
•	Loans receivable, gross grew $66.9 million from September 30, 2018, or at an annualized rate of 10.9% and grew $204.8 million, or at a rate of 8.8%, since December 31, 2017.
•	Total deposits decreased $41.4 million from September 30, 2018 and increased $113.3 million since December 31, 2017.
•	On December 3, 2018, the Company announced that the Board of Directors had approved a plan to repurchase up to $25,000,000 in shares of the Company’s common stock through open market and privately negotiated transactions over the next three years. The Company began stock repurchases on December 4, 2018. During the fourth quarter, the Company repurchased approximately 176,000 shares at an average price of $30.64. Subsequent to December 31, 2018 through January 22, 2019, the Company repurchased an additional 87,000 shares at an average price of $31.42.

“We continue to see the impact of solid organic growth and prior acquisitions on earnings. Overall, results for the fourth quarter of 2018 continued to improve with an increase of 144.0% in net income to $15.4 million compared to the fourth quarter of 2017,” stated Jerry Rexroad, the Company’s Chief Executive Officer.

CresCom Bank Expansion to Charlotte, NC Market

On January 21, 2019, the Company announced its planned expansion into the Charlotte, North Carolina market and the hiring of Robin Lyle as Charlotte market leader. The expansion brings the Company’s footprint to the center of the state as a natural expansion to the existing footprint across Eastern North Carolina. CresCom Bank finalized the acquisition of Washington, North Carolina-based First South Bank in November 2017, which added 30 locations to its branch network.

Financial Results

Carolina Financial Corporation

•	The Company reported an increase in net income for Q4 2018 to $15.4 million, or $0.68 per diluted share, as compared to $6.3 million, or $0.33 per diluted share, for Q4 2017. Included in net income for Q4 2018 was a one-time recovery of interest income of approximately $0.9 million related to a payoff of a purchased credit impaired loan, as well as a fair value loss on interest rate swaps of $2.2 million due to the impact of falling long-term interest rates on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. Interest rate swaps that are not designated as hedges are primarily used to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities including duration mismatches, which includes securities. The balance sheet fair value of securities increased $4.1 million at the end of Q4 2018 compared to Q3 2018. Q4 2018 also reflects a $346,000 gain on sale of securities.
•	Operating earnings for Q4 2018, which excludes certain non-operating income and expenses, increased 52.1% to $16.9 million, or $0.75 per diluted share, from $11.1 million, or $0.57 per diluted share, from Q4 2017.
•	The Company recognized approximately $300,000 less incentive compensation expense in Q4 2018 compared to Q3 2018 as a result of not achieving certain performance metrics.
•	The Company reported an increase in net income for the year ended December 31, 2018 to $49.7 million, or $2.26 per diluted share, as compared to $28.6 million, or $1.73 per diluted share, for the year ended December 31, 2017. Included in net income for the year ended December 31, 2018 and 2017 were pretax merger-related expenses of $15.2 million and $8.3 million, respectively.
•	Operating earnings for the year ended December 31, 2018, which excludes certain non-operating income and expenses, increased 85.9% to $62.8 million, or $2.86 per diluted share, from $33.8 million, or $2.04 per diluted share, from the same period of 2017.
•	The Company’s net interest margin-tax equivalent (NIM) increased to 4.23% for Q4 2018 (including the one-time recovery of interest income of approximately $0.9 million, or 11 bps to NIM) compared to 4.19% for Q4 2017. In addition, in Q4 2018, included in interest income was purchased loan accretion of $1.9 million (23 bps to NIM) and early payoff fees of $414,000 (5 bps to NIM). In Q4 2017, included in interest income was purchased loan accretion of $2.2 million (32 bps to NIM) and early payoff fees of $47,000 (1 bp to NIM).
•	The Company reported book value per common share of $25.83 and $22.76 as of December 31, 2018 and December 31, 2017, respectively. Tangible book value per common share was $19.36 and $15.71 as of December 31, 2018 and December 31, 2017, respectively.
•	At December 31, 2018, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $575.3 million as of December 31, 2018 compared to $475.4 million at December 31, 2017. Tangible equity to tangible assets at December 31, 2018 was 11.83% compared to 9.73% at December 31, 2017.

•	On June 11, 2018 Carolina Financial Corporation completed the sale of 1.5 million shares of its common stock. The net proceeds of the offering to the Company, after estimated expenses, were approximately $63.1 million.
•	During Q4 2018, the Company repurchased approximately 176,000 shares at an average price of $30.64. Subsequent to December 31, 2018 through January 22, 2019, the Company repurchased an additional 87,000 shares at an average price of $31.42.
•	Income tax expense increased $239,000 for Q4 2017 and the year ended December 31, 2017 related to application of Tax Cuts and Jobs Act implementation on deferred tax assets and liabilities.

Community Banking

•	Community banking segment net income increased 155.3% to $15.4 million for Q4 2018 compared to $6.1 million for Q4 2017.
•	Community banking segment net income increased 84.9% to $49.6 million for the year ended December 31, 2018 compared to $26.8 million for the year ended December 31, 2017.
•	Community banking segment operating earnings increased 55.6% to $16.9 million for Q4 2018 compared to $10.9 million for Q4 2017.
•	Community banking segment operating earnings increased 95.1% to $62.8 million for the year ended December 31, 2018 compared to $32.2 million for the year ended December 31, 2017.
•	Provision for loan loss during Q4 2018 was $750,000. Provision for loan loss during Q4 2017 was $779,000. Asset quality and historical loss experience continue to remain favorable. The provision for loan loss during both 2018 and 2017 was primarily driven by organic loan growth.
•	Non-performing assets (NPA) were 0.35% and 0.20% of total assets at December 31, 2018 and December 31, 2017, respectively. While December 2017 reflected historical NPA ratio lows and ratios continue to remain favorable, we have experienced an increase in NPA frequency. Approximately half of the increase relates to five purchased non-credit impaired loans with balances in excess of $500,000.
•	Loans receivable, gross increased at a rate of 8.8% to $2.5 billion at December 31, 2018 compared to $2.3 billion at December 31, 2017.
•	Total deposits increased $113.3 million since December 31, 2017.
•	As a result of the implementation of the Tax Cuts and Jobs Act and the revaluation of deferred tax assets and liabilities, income tax expense was increased $416,000 for Q4 2017 and the year ended December 31, 2017.

Wholesale Mortgage Banking

•	Net income for the wholesale mortgage banking segment was $599,000 for Q4 2018 compared to $117,000 for Q4 2017. The increase in Q4 2018 was primarily due to higher mortgage loan servicing income and reduced income taxes, both as further described below.
•	Net income was $2.3 million for the year ended December 31, 2018 compared to $2.5 million for the year ended December 31, 2017. The net decrease in the year ended December 31, 2018 was primarily due to a decrease in mortgage banking income, early lease termination costs incurred, a loss on sale of other real estate, and the impact of Hurricane Florence, net of higher mortgage loan servicing income and reduced income taxes, as further described below.
•	Net margin was 1.84% for Q4 2018 compared to 1.43% for Q4 2017. Originations for Q4 2018 and 2017 were $168.0 million and $212.6 million, respectively.
•	Net margin was 1.74% for the year ended December 31, 2018 compared to 1.59% for the year ended December 31, 2017. Originations for the year ended December 31, 2018 and 2017 were $744.2 million and $824.3 million, respectively.
•	During fiscal 2018 (primarily in the third quarter), the wholesale mortgage banking segment purchased approximately $880 million of servicing from third parties in addition to increasing its servicing portfolio through organic growth.
•	As a result of the implementation of Tax Cuts and Jobs Act and the revaluation of deferred tax assets and liabilities, income tax expense was increased $331,000 for Q4 2017 and the year ended December 31, 2017.

Dividend Declared

On January 23, 2019 the Company declared a $0.08 dividend per common share, payable on April 5, 2019, to stockholders of record on March 15, 2019. This represents a 14.3% increase in the quarterly dividend. Over the last 4 quarters, the Company has increased its quarterly dividend from $0.04 per share to $0.08 per share, or by 100%, as a result of increased earnings.

Conference Call

A conference call will be held at 10:00 a.m., Eastern Time on January 25, 2019. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 7660616. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations.

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “News and Market Information” and “Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 7660616.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of December 31, 2018, Carolina Financial Corporation had approximately $3.8 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states, partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers; and (10) the impact of recent and future hurricanes and other natural disasters on our loan portfolio and the economic prospects of our coastal markets.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$28,857	25,254
Interest-bearing cash	33,276	55,998
Cash and cash equivalents	62,133	81,252
Securities available-for-sale	842,801	743,239
Federal Home Loan Bank stock, at cost	21,696	19,065
Other investments	3,450	3,446
Derivative assets	4,032	2,803
Loans held for sale	16,972	35,292
Loans receivable, gross	2,524,336	2,319,528
Allowance for loan losses	(14,463)	(11,478)
Loans receivable, net	2,509,873	2,308,050

Premises and equipment, net	60,866	61,407
Accrued interest receivable	13,494	11,992
Real estate acquired through foreclosure, net	1,534	3,106
Deferred tax assets, net	5,786	2,436
Mortgage servicing rights	32,933	21,003
Cash value life insurance	58,728	57,195
Core deposit intangible	16,462	19,601
Goodwill	127,592	127,592
Other assets	12,396	21,538
Total assets	$3,790,748	3,519,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$547,022	525,615
Interest-bearing deposits	2,171,171	2,079,314
Total deposits	2,718,193	2,604,929
Short-term borrowed funds	405,500	340,500
Long-term debt	59,436	72,259
Derivative liabilities	1,232	156
Drafts outstanding	8,129	7,324
Advances from borrowers for insurance and taxes	4,100	3,005
Accrued interest payable	1,591	1,126
Reserve for mortgage repurchase losses	1,292	1,892
Dividends payable to stockholders	1,576	1,051
Accrued expenses and other liabilities	14,414	11,394
Total liabilities	3,215,463	3,043,636
Stockholders' equity:
Preferred stock	—	—
Common stock	224	210
Additional paid-in capital	408,224	348,037
Retained earnings	167,173	123,537
Accumulated other comprehensive (loss) income, net of tax	(336)	3,597
Total stockholders' equity	575,285	475,381
Total liabilities and stockholders' equity	$3,790,748	3,519,017

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017*
	(In thousands, except share data)
Interest income
Loans	$35,214	27,094	133,252	79,300
Investment securities	7,243	4,966	26,222	14,941
Dividends from Federal Home Loan Bank stock	253	145	1,004	496
Other interest income	209	164	580	350
Total interest income	42,919	32,369	161,058	95,087
Interest expense
Deposits	5,808	3,175	18,727	9,387
Short-term borrowed funds	1,576	663	6,064	1,888
Long-term debt	643	614	2,457	1,978
Total interest expense	8,027	4,452	27,248	13,253
Net interest income	34,892	27,917	133,810	81,834
Provision for loan losses	750	779	2,059	779
Net interest income after provision for loan losses	34,142	27,138	131,751	81,055
Noninterest income
Mortgage banking income	3,593	3,619	15,295	15,140
Deposit service charges	1,775	1,715	7,755	4,643
Net gain (loss) on sale of securities	346	(242)	(1,946)	933
Fair value adjustments on interest rate swaps	(2,222)	419	(340)	382
Net increase in cash value life insurance	377	357	1,530	1,116
Mortgage loan servicing income	2,624	1,968	9,052	6,790
Debit card income, net	1,246	961	4,809	2,308
Other	781	1,208	3,741	2,604
Total noninterest income	8,520	10,005	39,896	33,916
Noninterest expense
Salaries and employee benefits	12,857	11,341	53,517	37,827
Occupancy and equipment	4,101	3,218	15,961	10,347
Marketing and public relations	320	235	1,330	1,417
FDIC insurance	285	341	1,090	721
Recovery of mortgage loan repurchase losses	(150)	(225)	(600)	(900)
Legal expense	95	134	422	507
Other real estate (income) expense, net	(10)	14	(13)	54
Mortgage subservicing expense	696	501	2,468	1,986
Amortization of mortgage servicing rights	1,239	883	4,206	2,966
Amortization of core deposit intangible	763	565	3,139	1,037
Merger-related expenses	—	6,391	15,216	8,301
Other	3,041	3,115	12,472	9,182
Total noninterest expense	23,237	26,513	109,208	73,445
Income before income taxes	19,425	10,630	62,439	41,526
Income tax expense	3,981	4,302	12,769	12,961
Net income	$15,444	6,328	49,670	28,565

Earnings per common share:
Basic	$0.69	0.33	2.28	1.75
Diluted	$0.68	0.33	2.26	1.73
Dividends Per Common Share	$0.07	0.04	0.25	0.16
Weighted average common shares outstanding:
Basic	22,416,190	19,207,307	21,756,595	16,317,501
Diluted	22,587,466	19,443,353	21,972,857	16,550,357

* Derived from audited financial statements.

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Selected Average Balances:
Total assets	$3,700,795	3,663,915	3,627,402	3,522,407	3,048,214
Investment securities and FHLB stock	838,834	831,793	809,625	770,161	647,276
Loans receivable, net	2,428,603	2,402,075	2,401,075	2,322,203	2,003,429
Loans held for sale	20,120	23,692	23,137	21,645	25,001
Deposits	2,760,156	2,735,346	2,677,401	2,616,640	2,352,303
Stockholders' equity	569,528	559,401	497,694	477,830	380,529

Performance Ratios (annualized):
Return on average stockholders' equity	10.85%	10.87%	12.03%	3.40%	6.65%
Return on average tangible equity (Non-GAAP)	14.53%	14.68%	17.02%	4.90%	8.78%
Return on average assets	1.67%	1.66%	1.65%	0.46%	0.83%
Operating return on average stockholders' equity (Non-GAAP)	11.88%	10.99%	12.54%	12.51%	11.69%
Operating return on average tangible equity (Non-GAAP)	15.92%	14.85%	17.74%	18.06%	15.44%
Operating return on average assets (Non-GAAP)	1.83%	1.68%	1.72%	1.70%	1.46%
Average earning assets to average total assets	89.64%	89.59%	89.82%	89.28%	89.25%
Average loans receivable to average deposits	87.99%	87.82%	89.68%	88.75%	85.17%
Average stockholders' equity to average assets	15.39%	15.27%	13.72%	13.57%	12.48%
Net interest margin-tax equivalent (1)	4.23%	4.15%	4.11%	4.20%	4.19%

Net (recoveries) charge-offs to average loans receivable	(0.02)%	0.02%	0.04%	(0.21)%	0.02%
Nonperforming assets to period end loans receivable	0.53%	0.49%	0.42%	0.45%	0.30%
Nonperforming assets to total assets	0.35%	0.32%	0.28%	0.30%	0.20%
Nonperforming loans to total loans	0.47%	0.43%	0.35%	0.36%	0.17%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.57%	0.55%	0.54%	0.53%	0.49%
Allowance for loan losses as a percentage of gross non-acquired loans receivable (Non-GAAP)	0.79%	0.80%	0.80%	0.85%	0.84%
Allowance for loan losses as a percentage of nonperforming loans (2)	123.13%	129.26%	153.84%	146.93%	291.81%

Nonperforming Assets:
Non-acquired loans 90 days or more past due and still accruing	$20	32	19	—	—
Non-acquired nonaccrual loans	11,726	10,501	8,423	8,649	3,934
Total nonperforming loans	11,746	10,533	8,442	8,649	3,934
Real estate acquired through foreclosure, net	1,534	1,601	1,726	1,963	3,106
Total nonperforming assets	$13,280	12,134	10,168	10,612	7,040

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 27.2%, 30.5%, 33.5%, 36.8%, and 41.1%, of gross loans receivable at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Twelve Months		Increase (Decrease)
	December 31,		Ended December 31,		Three	Twelve
	2018	2017	2018	2017	Months	Months
Segment net income:
Community banking	$15,449	6,052	49,624	26,839	9,397	22,785
Wholesale mortgage banking	599	117	2,315	2,450	482	(135)
Other	(594)	124	(2,266)	(786)	(718)	(1,480)
Eliminations	(10)	35	(3)	62	(45)	(65)
Total net income	$15,444	6,328	49,670	28,565	9,116	21,105

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Segment net income:
Community banking	$15,449	15,263	14,928	3,984	6,050
Wholesale mortgage banking	599	555	598	562	118
Other	(594)	(606)	(568)	(497)	124
Eliminations	(10)	(8)	8	7	36
Total net income	$15,444	15,204	14,966	4,056	6,328

	For the Three Months Ended December 31, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$42,577	480	15	(153)	42,919
Interest expense	7,494	170	537	(174)	8,027
Net interest income (expense)	35,083	310	(522)	21	34,892
Provision for loan losses	750	—	—	—	750
Noninterest income from external customers	2,990	5,507	23	—	8,520
Intersegment noninterest income	242	36	—	(278)	—
Noninterest expense	18,141	4,818	277	1	23,237
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	19,424	795	(778)	(16)	19,425
Income tax expense (benefit)	3,975	196	(184)	(6)	3,981
Net income (loss)	$15,449	599	(594)	(10)	15,444

	For the Three Months Ended December 31, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$31,911	441	10	7	32,369
Interest expense	4,050	53	402	(53)	4,452
Net interest income (expense)	27,861	388	(392)	60	27,917
Provision for loan losses	779	—	—	—	779
Noninterest income from external customers	5,247	4,758	—	—	10,005
Intersegment noninterest income	244	—	—	(244)	—
Noninterest expense	22,125	4,171	217	—	26,513
Intersegment noninterest expense	—	241	—	(241)	—
Income (loss) before income taxes	10,448	734	(609)	57	10,630
Income tax expense (benefit)	4,396	617	(733)	22	4,302
Net income (loss)	$6,052	117	124	35	6,328

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands)

	For the Twelve Months Ended December 31, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$159,483	1,841	56	(322)	161,058
Interest expense	25,227	414	2,025	(418)	27,248
Net interest income (expense)	134,256	1,427	(1,969)	96	133,810
Provision for loan losses	2,034	25	—	—	2,059
Noninterest income from external customers	18,680	21,106	110	—	39,896
Intersegment noninterest income	966	99	—	(1,065)	—
Noninterest expense	89,459	18,631	1,117	1	109,208
Intersegment noninterest expense	—	960	6	(966)	—
Income (loss) before income taxes	62,409	3,016	(2,982)	(4)	62,439
Income tax expense (benefit)	12,785	701	(716)	(1)	12,769
Net income (loss)	$49,624	2,315	(2,266)	(3)	49,670

	For the Twelve Months Ended December 31, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$93,319	1,743	31	(6)	95,087
Interest expense	12,100	172	1,152	(171)	13,253
Net interest income (expense)	81,219	1,571	(1,121)	165	81,834
Provision for loan losses	779	—	—	—	779
Noninterest income from external customers	14,262	19,654	—	—	33,916
Intersegment noninterest income	966	67	—	(1,033)	—
Noninterest expense	55,900	16,614	931	—	73,445
Intersegment noninterest expense	—	966	1	(967)	—
Income (loss) before income taxes	39,768	3,712	(2,053)	99	41,526
Income tax expense (benefit)	12,929	1,262	(1,267)	37	12,961
Net income (loss)	$26,839	2,450	(786)	62	28,565

	For the Three Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$16,935	27,221	509	569	3.01%	2.09%
Wholesale mortgage banking	168,002	212,585	3,084	3,050	1.84%	1.43%
Total	$184,937	239,806	3,593	3,619	1.94%	1.51%

	For the Twelve Months Ended December 31,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$108,721	86,732	2,352	2,009	2.16%	2.32%
Wholesale mortgage banking	744,208	824,282	12,943	13,131	1.74%	1.59%
Total	$852,929	911,014	15,295	15,140	1.79%	1.66%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017

Core deposits:
Noninterest-bearing demand accounts	$547,022	567,394	577,568	547,744	525,615
Interest-bearing demand accounts	566,527	579,522	584,719	558,942	551,308
Savings accounts	192,322	190,946	198,571	212,249	213,142
Money market accounts	431,246	453,957	458,558	463,676	452,734
Total core deposits (Non-GAAP)	1,737,117	1,791,819	1,819,416	1,782,611	1,742,799

Certificates of deposit:
Less than $250,000	875,749	863,290	788,693	791,789	755,887
$250,000 or more	105,327	104,514	100,689	102,569	106,243
Total certificates of deposit	981,076	967,804	889,382	894,358	862,130
Total deposits	$2,718,193	2,759,623	2,708,798	2,676,969	2,604,929

	At the Month Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017

Tangible book value per share:
Total stockholders' equity	$575,285	564,027	551,784	475,046	475,381
Less intangible assets	(144,054)	(144,817)	(145,595)	(146,387)	(147,193)
Tangible common equity (Non-GAAP)	$431,231	419,210	406,189	328,659	328,188

Issued and outstanding shares	22,387,009	22,570,445	22,570,182	21,057,539	21,022,202
Less nonvested restricted stock awards	(117,966)	(135,045)	(137,345)	(136,395)	(134,302)
Period end dilutive shares	22,269,043	22,435,400	22,432,837	20,921,144	20,887,900

Total stockholders' equity	$575,285	564,027	551,784	475,046	475,381
Divided by period end dilutive shares	22,269,043	22,435,400	22,432,837	20,921,144	20,887,900
Common book value per share	$25.83	25.14	24.60	22.71	22.76

Tangible common equity (Non-GAAP)	$431,231	419,210	406,189	328,659	328,188
Divided by period end dilutive shares	22,269,043	22,435,400	22,432,837	20,921,144	20,887,900
Tangible common book value per share (Non-GAAP)	$19.36	18.69	18.11	15.71	15.71

	At the Month Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Acquired and non-acquired loans:
Acquired loans receivable	$686,401	749,442	813,688	877,012	952,220
Non-acquired gross loans receivable	1,837,935	1,708,022	1,613,533	1,503,006	1,367,308
Total gross loans receivable	$2,524,336	2,457,464	2,427,221	2,380,018	2,319,528
% Acquired	27.19%	30.50%	33.52%	36.85%	41.05%

Non-acquired loans	$1,837,935	1,708,022	1,613,533	1,503,006	1,367,308
Allowance for loan losses	14,463	13,615	12,987	12,708	11,478
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.79%	0.80%	0.80%	0.85%	0.84%

Total gross loans receivable	$2,524,336	2,457,464	2,427,221	2,380,018	2,319,528
Allowance for loan losses	14,463	13,615	12,987	12,708	11,478
Allowance for loan losses to total gross loans receivable	0.57%	0.55%	0.54%	0.53%	0.49%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
As Reported:
Income before income taxes	$19,425	19,431	19,002	4,581	10,630	62,439	41,526
Tax expense	3,981	4,227	4,036	525	4,302	12,769	12,961
Net Income	$15,444	15,204	14,966	4,056	6,328	49,670	28,565

Average equity	$569,528	559,401	497,694	477,830	380,529	526,701	280,877
Average tangible equity (Non-GAAP)	$425,105	414,205	351,703	331,047	288,156	381,110	231,781
Average assets	$3,700,795	3,663,915	3,627,401	3,522,407	3,048,214	3,629,490	2,306,667

Return on average assets	1.67%	1.66%	1.65%	0.46%	0.83%	1.37%	1.24%
Return on average equity	10.85%	10.87%	12.03%	3.40%	6.65%	9.43%	10.17%
Return on average tangible equity (Non-GAAP)	14.53%	14.68%	17.02%	4.90%	8.78%	13.03%	12.32%
Tangible equity to tangible assets	11.83%	11.72%	11.45%	9.65%	9.73%	11.83%	9.73%

Weighted average common shares outstanding:
Basic	22,416,190	22,678,681	21,243,094	20,908,225	19,207,307	21,756,595	16,317,501
Diluted	22,587,466	22,898,983	21,454,039	21,119,316	19,443,353	21,972,857	16,550,357
Earnings per common share:
Basic	$0.69	0.67	0.70	0.19	0.33	2.28	1.75
Diluted	$0.68	0.66	0.70	0.19	0.33	2.26	1.73

Operating Earnings and Performance Ratios:
Income before income taxes	$19,425	19,431	19,002	4,581	10,630	62,439	41,526
(Gain)/loss on sale of securities	(346)	849	746	697	242	1,946	(933)
Fair value adjustments on interest rate swaps	2,222	(628)	(451)	(803)	(419)	340	(382)
Merger related expenses	—	—	506	14,710	6,391	15,216	8,301
Operating earnings before income taxes	21,301	19,652	19,803	19,185	16,844	79,941	48,512
Tax expense (1)	4,379	4,279	4,205	4,242	5,721	17,105	14,706
Operating earnings (Non-GAAP)	$16,922	15,373	15,598	14,943	11,123	62,836	33,806

Average equity	$569,528	559,401	497,694	477,830	380,529	526,701	280,877
Less average intangible assets	(144,423)	(145,196)	(145,991)	(146,783)	(92,373)	(145,591)	(49,096)
Average tangible common equity (Non-GAAP)	$425,105	414,205	351,703	331,047	288,156	381,110	231,781

Average assets	$3,700,795	3,663,915	3,627,401	3,522,407	3,048,214	3,629,490	2,306,667
Less average intangible assets	(144,423)	(145,196)	(145,991)	(146,783)	(92,373)	(145,591)	(49,096)
Average tangible assets (Non-GAAP)	$3,556,372	3,518,719	3,481,410	3,375,624	2,955,841	3,483,899	2,257,571

Operating return on average assets (Non-GAAP)	1.83%	1.68%	1.72%	1.70%	1.46%	1.73%	1.47%
Operating return on average equity (Non-GAAP)	11.88%	10.99%	12.54%	12.51%	11.69%	11.93%	12.04%
Operating return on average tangible assets (Non-GAAP)	1.90%	1.75%	1.79%	1.77%	1.51%	1.80%	1.50%
Operating return on average tangible equity (Non-GAAP)	15.92%	14.85%	17.74%	18.06%	15.44%	16.49%	14.59%

Weighted average common shares outstanding:
Basic	22,416,190	22,678,681	21,243,094	20,908,225	19,207,307	21,756,595	16,317,501
Diluted	22,587,466	22,898,983	21,454,039	21,119,316	19,443,353	21,972,857	16,550,357
Operating earnings per common share:
Basic (Non-GAAP)	$0.75	0.68	0.73	0.71	0.58	2.89	2.07
Diluted (Non-GAAP)	$0.75	0.67	0.73	0.71	0.57	2.86	2.04

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Segment net income:
Community banking	$15,449	15,263	14,928	3,984	6,052	49,624	26,839
Wholesale mortgage banking	599	555	598	562	117	2,315	2,450
Other	(594)	(606)	(568)	(497)	124	(2,266)	(786)
Eliminations	(10)	(8)	8	7	35	(3)	62
Total net income	$15,444	15,204	14,966	4,056	6,328	49,670	28,565

Community banking segment operating earnings:
Income before income taxes	$19,424	19,517	18,924	4,545	10,448	62,409	39,768
Tax expense (1)	3,975	4,254	3,996	561	4,396	12,785	12,929
Bank segment net income	$15,449	15,263	14,928	3,984	6,052	49,624	26,839

Weighted average common shares outstanding:
Basic	22,416,190	22,678,681	21,243,094	20,908,225	19,207,307	21,756,595	16,317,501
Diluted	22,587,466	22,898,983	21,454,039	21,119,316	19,443,353	21,972,857	16,550,357

Bank segment earnings per common share:
Basic	$0.69	0.67	0.70	0.19	0.31	2.28	1.64
Diluted	$0.68	0.67	0.70	0.19	0.31	2.26	1.62

Bank segment income before taxes	$19,424	19,517	18,924	4,545	10,448	62,409	39,768
(Gain) loss on sale of securities	(346)	849	746	692	242	1,941	(932)
Fair value adjustments on interest rate swaps	2,222	(628)	(451)	(755)	(419)	388	(382)
Merger related expenses	—	—	506	14,710	6,391	15,216	8,292
Operating earnings before income taxes	21,300	19,738	19,725	19,192	16,662	79,954	46,746
Tax expense (1)	4,371	4,306	4,152	4,288	5,778	17,117	14,540
Operating bank segment earnings (Non-GAAP)	$16,929	15,432	15,573	14,904	10,884	62,837	32,206

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.76	0.68	0.73	0.71	0.57	2.89	1.97
Diluted (Non-GAAP)	$0.75	0.67	0.73	0.71	0.56	2.86	1.95

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.